Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2015, relating to the financial statements of Northern Oil and Gas, Inc., and the effectiveness of Northern Oil and Gas, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Northern Oil and Gas, Inc. for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

July 10, 2015